UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2014

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 11, 2014, MagnaChip Semiconductor Corporation (the “Company”) issued a press release that included a preliminary unaudited estimate of its balance of cash and cash equivalents as of December 31, 2013. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 2.02 regarding certain preliminary unaudited financial results as of the Company’s fourth quarter 2013, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 6, 2014, the Audit Committee of the Company’s Board of Directors determined that the Company incorrectly recognized revenue on certain transactions and as a result will restate its financial statements. This conclusion is based upon preliminary findings of an ongoing internal review into practices and procedures by management, conducted at the Audit Committee’s request by outside professional advisors and after consultation with management and the Company’s independent auditors. Revenue on these transactions was recognized when products were shipped to a distributor but should have been recognized when the distributor shipped the product to the customer. As a result, revenue on these transactions will be reversed and recognized in the period when the products were shipped by the distributor.

The correction of the Company’s revenue recognition methodology will be applied retroactively, which the Company currently expects will require the restatement of its financial statements for each of the first, second and third quarters of 2013 and 2012 and for the years ending 2012 and 2011. Accordingly, the Audit Committee has determined that the Company’s financial statements for each of the fiscal years ended December 31, 2012 and December 31, 2011 and the quarters ended March 31st, June 30th, and September 30th in 2013 and 2012 included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for such periods and together with all three, six and nine month financial information contained therein, should no longer be relied upon. Therefore, all earnings press releases and similar prior communications issued by the Company as well as other prior statements made by or on behalf of the Company relating to those periods should not be relied upon. In addition, as a result of this correction and associated ongoing internal review and its expected impact on the Company’s fourth quarter 2013 financial statements, the Company is withdrawing all prior financial guidance for fourth quarter 2013. The Company does not anticipate that the restatement will cause any changes to the previously reported cash and debt balances as of the end of each of the periods being restated.

The Company expects that the primary impact of the correction of prior revenue recognition errors will be to recognize revenue on certain transactions in the periods in which the distributor ships the products to the end customer rather than the periods in which the products are shipped to distributors. This correction is not expected to impact revenue generated from the Company’s non-distributor customers. The Company’s internal review including a review of the practices and procedures that led to the errors, preparation of fourth quarter and full year 2013 financial statements and restatement of prior periods are not yet concluded, and the actual impact of the revenue recognition corrections and other matters that may arise from the ongoing internal review on the Company’s prior and future financial results may vary materially.

As a result of the preliminary findings of the ongoing internal review and restatement, management is continuing to assess the Company’s disclosure controls and procedures and internal controls over financial reporting. Nevertheless, management has concluded that one or more material weaknesses exist in the Company’s internal controls over financial reporting and that, as a result, internal controls over financial reporting and disclosure controls and procedures were not effective. As part of the ongoing internal review and restatement, new Chief Accounting Officer Jonathan W. Kim will work with the Company’s outside professionals to review and make those changes to the control environment necessary to improve the procedures related to revenue recognition under US GAAP.

The Audit Committee of the Company’s Board of Directors discussed these matters with its independent registered public accounting firm, Samil PricewaterhouseCoopers.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On March 9, 2014, Jonathan W. Kim, age 39, was appointed as Senior Vice President, Chief Accounting Officer and the principal accounting officer of the Company. Prior to joining the Company, Mr. Kim served since July 2010 as the Chief Financial Officer of Startforce, Inc., a VC backed desktop virtualization company, which was acquired in February 2011 by Zero Desktop, Inc., a Silicon Valley based global provider of next generation cloud operating system, cloud service brokerage and Android platform extender solutions for telecoms, service providers, OEMs and ISVs, where Mr. Kim continued to serve as the Chief Financial Officer. Mr. Kim also served since September 2009 as the Chief Financial Officer and Principal of Booga Ventures, a Silicon Valley based private investment and advisory firm. Prior to that time, from January 2000 to September 2009, Mr. Kim served as an Audit Senior Manager with Deloitte & Touche in San Jose, California and Deloitte Anjin in Seoul, South Korea. Mr. Kim holds a B.A. degree in Business Administration from the University of Washington.

MagnaChip Semiconductor, Ltd., the Company’s Korean subsidiary (“MagnaChip Korea”), entered into an Offer Letter with Mr. Kim, dated as of March 8, 2014, pursuant to which Mr. Kim will be paid a base salary of $280,000 per year, a sign on bonus of $50,000, a one-time relocation payment of $50,000 and an annual incentive bonus based on company performance and attainment of management objectives under a plan to be established and approved by the Company’s Board of Directors. Mr. Kim is entitled to customary employee benefits and expatriate benefits. Pursuant to his Offer Letter, Mr. Kim will receive an initial grant of an option to purchase an aggregate of 50,000 shares of the Company’s common stock, which will be granted in four equal tranches during the nine-month period beginning on the commencement of his employment with MagnaChip Korea. The option grants will become vested and exercisable over three years from the date of commencement of Mr. Kim’s employment with MagnaChip Korea. If Mr. Kim’s employment is terminated by MagnaChip Korea without cause, Mr. Kim is entitled to receive payment of all salary and benefits accrued and unpaid up to the date of termination, continued payment of his salary for six months at the rate in effect on the date of termination and payment of a prorated portion of the annual incentive bonus for the year in which termination occurs. The severance payable to Mr. Kim under his Offer Letter will be reduced to the extent MagnaChip Korea makes any statutory severance payments to Mr. Kim pursuant to the Korean Commercial Code or any other statute.

As a result of Mr. Kim’s appointment as the Company’s principal accounting officer, Margaret Sakai, Executive Vice President and Chief Financial Officer of the Company, will no longer serve as the Company’s principal accounting officer effective as of March 9, 2014.

Item 8.01.	Other Events.

On March 11, 2014, the Company issued a press release announcing that, as a result of the ongoing internal review and information known to date, the Company does not expect that it will be in a position to complete the restatement and preparation of its fourth quarter and full year 2013 financial statements and audit and file its Annual Report on Form 10-K before its due date of March 17, 2014. Accordingly, the Company expects to file a Form 12b-25 with the Securities and Exchange Commission and currently does not expect that the restatement and Form 10-K will be completed and filed within the 15-day extension period. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

Information in this current report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the Company’s internal review scope, findings and assessments, the impact on prior or future periods of changes to accounting policies, management’s expectations related to assessment of internal controls over financial reporting, estimated balance sheet data as of December 31, 2013 and prior quarter ends, and the timing and content of future financial statement reporting and periods of restatement, are based upon information available to the Company as of the date of this report, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in the Company’s filings with the SEC, including our Form 10-K filed on February 22, 2013 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated March 11, 2014, announcing, among other things, non-reliance on certain previously issued financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: March 11, 2014	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release for MagnaChip Semiconductor Corporation dated March 11, 2014, announcing, among other things, non-reliance on certain previously issued financial statements.